As filed with the Securities and Exchange Commission on March 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Design Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-3929248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6005 Hidden Valley Road, Suite 110 Carlsbad, California	92011
(Address of Principal Executive Offices)	(Zip Code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full titles of the plans)

Pratik Shah, Ph.D.

President, Chief Executive Officer and Chairperson

Design Therapeutics, Inc.

6005 Hidden Valley Road, Suite 110

Carlsbad, California 92011

(858) 293-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth J. Rollins, Esq.

Asa M. Henin, Esq.

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective.

The Registrant previously registered shares of Common Stock for issuance under its 2021 Equity Incentive Plan and its 2021 Employee Stock Purchase Plan under Registration Statements on Form S-8, filed with the Securities and Exchange Commission on March 26, 2021 (File No. 333-254794), March 10, 2022 (File No. 333-263427), March 14, 2023 (File No. 333-270527) and March 19, 2024 (File No. 333-278064). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the registrant with the Securities and Exchange Commission (SEC) are incorporated by reference into this registration statement:

•
the Registrant's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 10, 2025; and
•
the description of the registrant's common stock contained in the registrant's registration statement on Form 8-A, filed with the SEC on March 23, 2021, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023.

All reports and other documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Current Reports furnished under Item 2.02 or Item 7.01 of exhibits furnished on such form that relate to such items and other portions of documents that are furnished but not filed or are otherwise not incorporated into registration statements pursuant to the applicable rules promulgated by the SEC, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K, filed with the SEC on March 30, 2021).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of Registrant’s Current Report on Form 8-K, filed with the SEC on March 30, 2021).

4.3

Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253954), filed with the SEC on March 22, 2021).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1

Design Therapeutics, Inc. 2021 Equity Incentive Plan, and Forms of Option Grant Notice, Option Agreement and Notice of Exercise thereunder (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253954), filed with the SEC on March 22, 2021).

99.2

Design Therapeutics, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253954), filed with the SEC on March 22, 2021).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on March 10, 2025.

DESIGN THERAPEUTICS, INC.

By:	/s/Pratik Shah, Ph.D.
Pratik Shah, Ph.D.
President, Chief Executive Officer and Chairperson

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pratik Shah, Ph.D., as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pratik Shah, Ph.D. Pratik Shah, Ph.D.	President, Chief Executive Officer and Chairperson (Principal Executive and Financial Officer)	March 10, 2025

/s/ Julie Burgess Julie Burgess	Chief Accounting Officer (Principal Accounting Officer)	March 10, 2025

/s/ Simeon George, M.D. Simeon George, M.D.	Director	March 10, 2025

/s/ Rodney Lappe, Ph.D. Rodney Lappe, Ph.D.	Director	March 10, 2025

/s/ John Schmid John Schmid	Director	March 10, 2025

/s/ Arsani William, M.D. Arsani William, M.D.	Director	March 10, 2025
/s/ Heather Berger, Ph.D.	Director	March 10, 2025
Heather Berger, Ph.D.
/s/ Deepa Prasad	Director	March 10, 2025
Deepa Prasad